UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

AMEDICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2017, Amedica Corporation (the “Company” or “Amedica”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 8,900,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”) and warrants (the “Warrants”) to purchase 4,005,000 shares of Common Stock (the “Warrant Shares”), at a public offering price of $0.51 per Share and 0.45 Warrants (the “Offering”). Each whole Warrant is exercisable for one share of Common Stock. Amedica expects to receive approximately $3.7 million in net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses.

Under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 45-day option to purchase up to an additional 15% of the shares of Common Stock plus up to 15% of the Warrants (provided that in no event may the aggregate market value of securities sold in the offering, including from the over-allotment option, exceed the limitations set forth in Rule I.B.6 of Form S-3), solely to cover over-allotments, if any.

The Warrants to be issued in the Offering will be exercisable beginning on the closing date and expire on the five year anniversary of the closing date and have an initial exercise price per share equal to $0.55 per share, subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

The Shares and Warrants are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-205545), which was declared effective by the Securities Exchange Commission (the “SEC”) on July 20, 2015, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on January 18, 2017, and the final prospectus supplement filed with the SEC on January 19, 2017. The Offering is expected to close on or about January 24, 2017, subject to satisfaction of customary closing conditions.

The above descriptions of the Underwriting Agreement and Warrants are qualified in their entirety by the Underwriting Agreement and Form of Warrant, which are attached to this report as Exhibit 1.1 and Exhibit 4.1, respectively, and which are incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

In connection with the Offering, Amedica is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement. In addition, on January 19, 2017, Amedica issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated as of January 19, 2017, by and between Amedica Corporation and Maxim Group LLC

4.1*	Form of Warrant

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1*	Press Release dated January 19, 2017

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date:	January 20, 2017	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1*	Underwriting Agreement, dated as of January 19, 2017, by and between Amedica Corporation and Maxim Group LLC

4.1*	Form of Warrant

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1*	Press Release dated January 19, 2017

* Filed herewith